EXHIBIT 23(c)

                             CONSENT OF FINPRO, INC.



We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of HUBCO and amendments thereto relating to the registration of shares of HUBCO common stock to be used in connection with the proposed acquisition of Little Falls Bancorp. We also consent to the inclusion of our opinion letter as an Appendix to the Proxy Statement-Prospectus included as part of the Form S-4 Registration Statement, and to the references to our opinion included in the Proxy Statement-Prospectus.




                                                   FINPRO, INC.

Date:  March 23, 1999